UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2026

ADAGIO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42199	99-1151466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26051 Merit Circle, Suite 102 Laguna Hills, CA	92653
(Address of principal executive offices)	(Zip Code)

(949) 348-1188

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ADGM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 16, 2026, Adagio Medical Holdings, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The stockholders considered two proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2026 (the “Proxy Statement”). Of the 22,210,459 shares outstanding as of the record date, 16,069,984 shares, or 72.35%, were present or represented by proxy at the Annual Meeting. The final results for each of the matters submitted to the stockholders at the Annual Meeting are as follows:

Proposal No 1: Election of two nominees to serve as directors until the 2029 annual meeting of stockholders and until their respective successors are elected and qualified. The votes were cast as follows:

	For	Withheld	Broker Non-Votes
Orly Mishan	11,930,745	1,396,139	2,743,100
Sean Salmon	13,322,425	4,459	2,743,100

Both nominees were elected.

Proposal No 2: Ratification of the appointment of WithumSmith+Brown, PC as independent registered public accounting firm for the fiscal year ending December 31, 2026. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
16,055,195	14,081	708	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2026

Adagio Medical Holdings, Inc.

By:	/s/ Deborah Kaster
Name:	Deborah Kaster
Title:	Chief Financial Officer and Chief Business Officer

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